Exhibit 99.1

Great Western Bancorp, Inc. Announces Earnings of $26.8 million for Third Quarter Fiscal Year 2019 and Dividends of $0.30 Per Share
Highlights for the Third Quarter of Fiscal Year 2019 (all quarterly comparisons in this document refer to the second quarter of fiscal year 2019, except as noted)

•
Net income was $26.8 million, or $0.47 per diluted share, compared to $44.5 million, or $0.78 per diluted share, for the prior quarter and $45.9 million, or $0.78 per diluted share, for the third quarter of fiscal year 2018

•	Net interest margin and adjusted net interest margin[1,2] were 3.70% and 3.71%, respectively, a decrease of 5 basis points each

•	Expense control remained strong with the efficiency ratio[1] at 47.2% for the quarter and 46.3% for fiscal year-to-date

•	Total loans grew to $9.89 billion, an increase of $116.1 million, or 1.2%, with fiscal year-to-date growth of $471.0 million, or 5.0%

•
Total deposits were $10.24 billion, a decrease of $232.4 million, or 2.2%, for the quarter due to a reduction in brokered deposits and seasonal outflows consistent with prior years. Fiscal year-to-date growth remained solid at $502.4 million, or 5.2%, with cost of deposit increases beginning to level off

•	Profitability remains strong with return on tangible common equity[1] of 14.5% for the fiscal year-to-date

•	Key asset quality metrics have deteriorated during the quarter, however this was mainly due to the dairy loan portfolio; the asset quality for the remainder of the portfolio remains stable

•	The Company's Board of Directors declared a quarterly dividend of $0.30 per share
Sioux Falls, SD - July 25, 2019 - Great Western Bancorp, Inc. (NYSE: GWB) today reported net income of $26.8 million, or $0.47 per diluted share, for the third quarter of fiscal year 2019, compared to net income of $44.5 million, or $0.78 per diluted share, for the second quarter of fiscal year 2019 and $45.9 million, or $0.78 per diluted share, for the third quarter of fiscal year 2018.
"We are pleased with the loan growth, expense control and how we have managed our net interest margin during the quarter," said Ken Karels, Chief Executive Officer and Chairperson of the Board. "The recent deterioration in our asset quality metrics has been disappointing, but this is limited mainly to the dairy loan portfolio, and a couple of instances of customer fraud. We believe the overall asset quality within the remainder of the portfolio remains stable."
Net Interest Income and Net Interest Margin2
Net interest income was $107.1 million for the quarter, an increase of $2.1 million, or 2.0%. The increase was primarily attributable to higher loan interest income driven by increases in average loans and investments outstanding between the periods, partially offset by the cost of deposits. The cost of deposits modestly increased 3 basis points during the quarter, compared to an increase of 13 basis points in the previous quarter.
Net interest margin was 3.70% and 3.75%, respectively, for the quarters ended June 30, 2019 and March 31, 2019. Adjusted net interest margin1, which adjusts for the realized gain (loss) on interest rate swaps, was 3.71% and 3.76%, respectively, for the same periods. The lower margins were primarily driven by the cost of deposits, which had a moderate increase of 3 basis points to 1.11%, partially offset by the yield on loans, which increased 2 basis points to 5.25%, and the yield on the investment portfolio, which increased 2 basis points to 2.54%.
Total loans outstanding were $9.89 billion as of June 30, 2019, an increase of $116.1 million, or 1.2%, during the quarter, and growth of $471.0 million, or 5.0%, for fiscal year-to-date. During the quarter the commercial real estate ("CRE") segment of the portfolio grew by $150.0 million, or 3.0%, mainly in the non-owner-occupied category, commercial non-real estate grew by $26.4 million, or 1.5%, and the agriculture segment was reduced by $72.5 million, or 3.4%.
Total deposits were $10.24 billion as of June 30, 2019, a decrease of $232.4 million, or 2.2%, for the quarter with growth of $502.4 million, or 5.2%, for fiscal year-to-date. During the quarter, deposit decreases were driven by a reduction in brokered deposits and seasonal outflows consistent with prior years. Interest-bearing deposits were $8.30 billion, a 4.0% decrease for the quarter, and noninterest-bearing deposits were $1.94 billion, a 6.2% increase for the quarter. FHLB and other borrowings increased by $330.0 million, or 120.0%, for the quarter due to more favorable FHLB short term rates.

1 This is a non-GAAP financial measure management believes is helpful to understanding trends in the business that may not be fully apparent based only on the most comparable GAAP financial measure. Further information on this financial measure and a reconciliation to the most comparable GAAP financial measure is provided at the end of this release.
2 All references to net interest income and net interest margin are presented on a fully-tax equivalent basis unless otherwise noted.

Exhibit 99.1

Provision for Loan and Lease Losses and Asset Quality
Provision for loan and lease losses was $26.1 million for the quarter, an increase of $18.4 million. Net charge-offs for the quarter were $17.5 million, or 0.72% of average total loans on an annualized basis, with the majority of net charge-offs concentrated in the agriculture and commercial non-real estate segments of the loan portfolio. Charge-offs in the current quarter included $10.0 million which related to the cattle industry which were based upon new and/or updated information received during the quarter, of which $4.0 million was to a cattle feed operator in which the Company believed involved borrower fraud, and $3.0 million related to loans in the grain industry. These relationships had been classified as substandard for a number of previous quarters. This quarter's charge-offs also included approximately $4.0 million to a retailer which the Company believed involved borrower fraud and the remaining $1.0 million related to another commercial exposure. The ratio of allowance for loan and lease losses ("ALLL") to total loans increased to 0.77% as of June 30, 2019 from 0.70% as of the prior quarter.
Included within total loans are approximately $816.9 million of loans for which management has elected the fair value option. These loans are excluded from the ALLL process, but management has estimated that approximately $8.7 million of the fair value adjustment for these loans relates to credit risk, or 0.09% of total loans. Finally, total purchase discount remaining on all acquired loans equates to 0.16% of total loans.
Nonaccrual loans were $118.1 million as of June 30, 2019, representing a decrease of $3.6 million for the quarter. Loans graded "Watch" decreased $80.2 million, or 26.6%, to $220.9 million for the quarter, while loans graded "Substandard" increased $217.1 million, or 83.8%, to $476.0 million for the quarter. The increase in substandard balances was primarily a result of new and/or updated information resulting in downgrades within the dairy loan portfolio. For the relationships moved to substandard, the Company believes it remains well collateralized on these lending relationships. Total other repossessed property balances were $36.4 million as of June 30, 2019, an increase of $3.9 million, or 12.2%.
Total credit-related charges increased compared to the first nine months of fiscal year 2018, the previous quarter and the comparable quarter. A summary of total credit-related charges incurred during the current and comparable nine month periods and current, previous and comparable quarters is presented below:

GREAT WESTERN BANCORP, INC.
Summary of Credit-Related Charges (Unaudited)

		For the nine months ended:		For the three months ended:
Item	Included within F/S Line Item(s):	June 30, 2019	June 30, 2018	June 30, 2019	March 31, 2019	June 30, 2018
		(dollars in thousands)
Provision for loan and lease losses	Provision for loan and lease losses	$38,965	$12,972	$26,077	$7,673	$3,515
Net other repossessed property charges	Net loss on repossessed property and other related expenses	4,062	1,519	595	404	305
Reversal of interest income on nonaccrual loans	Interest income on loans	469	1,126	173	337	216
Loan fair value adjustment related to credit	Net increase (decrease) in fair value of loans at fair value	5,579	197	4,817	(422)	(123)
Total		$49,075	$15,814	$31,662	$7,992	$3,913
Noninterest Income
Noninterest income was $10.8 million, a decrease of $7.5 million, or 40.9%, for the quarter. Included within noninterest income is the net change in fair value of loans for which the Company has elected the fair value option and the net realized and unrealized gain (loss) of the related derivatives which generated a $7.5 million unfavorable change over the prior quarter. The decrease in this line item was due to $5.2 million in credit charges on loans held at fair value and a $1.3 million increase in the counterparty credit valuation adjustment on the derivative portfolio.
Noninterest Expense
Total noninterest expense was $56.0 million, a decrease of $0.6 million, or 1.0%, for the quarter. Substantially all of the decrease was driven by a $0.6 million decrease in salaries and employee benefits due to a decrease in health insurance expense during the quarter.
The efficiency ratio1 was 47.2% for the quarter, an increase from 45.6%, mainly due to a decrease in noninterest income discussed above.
Provision for Income Taxes
The provision for income taxes for the quarter ended June 30, 2019 was $7.5 million, reflecting an effective tax rate of 22.0%, compared to an effective tax rate of 22.5% in the prior quarter.

Exhibit 99.1

Capital
Tier 1 and total capital ratios were 11.3% and 12.4%, respectively, as of June 30, 2019, compared to 11.4% and 12.4%. The common equity tier 1 capital ratio and tier 1 leverage ratio were 10.6% and 10.0%, respectively, as of June 30, 2019 compared to 10.7% and 10.2%. All regulatory capital ratios remain above regulatory minimums to be considered "well capitalized."
On July 25, 2019, the Company’s Board of Directors declared a dividend of $0.30 per common share payable on August 23, 2019 to stockholders of record as of close of business on August 9, 2019. The aggregate dividend payment will be approximately $17.1 million.
Business Outlook
"We are pleased that we remain solidly profitable and have made good progress on managing the cost of our deposits during the quarter," added Karels. "Loan growth was good and well diversified across the footprint and we continue to manage our expense base well. We are disappointed with the level of charge-offs, provisioning and movements into substandard loans during the quarter but we expect to work these asset quality metrics to levels that are more acceptable over the coming quarters."
Conference Call
Great Western Bancorp, Inc. will host a conference call to discuss its financial results for the third quarter of fiscal year 2019 on Thursday, July 25, 2019 at 7:30 AM (CT). The call can be accessed by dialing (855) 238-8837 approximately 10 minutes prior to the start time. Please ask to be joined into the Great Western Bancorp, Inc. (GWB) call. International callers should dial (412) 542-4114. The call will also be broadcast live over the Internet and can be accessed in the Investor Relations section of Great Western’s website at www.greatwesternbank.com. A replay will be available beginning one hour following the conference call and ending on August 8, 2019. To access the replay, dial (877) 344-7529 (U.S.) and use conference ID 10132862. International callers should dial (412) 317-0088 and enter the same conference ID number.
About Great Western Bancorp, Inc.
Great Western Bancorp, Inc. is the holding company for Great Western Bank, a full-service regional bank focused on relationship-based business and agribusiness banking. Great Western Bank offers small and mid-sized businesses a focused suite of financial products and a range of deposit and loan products to retail customers through several channels, including the branch network, online banking system, mobile banking applications and customer care centers. The bank services its customers through more than 170 branches in nine states: Arizona, Colorado, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota and South Dakota. To learn more about Great Western Bank visit www.greatwesternbank.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements about Great Western Bancorp, Inc.’s expectations, beliefs, plans, strategies, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “views,” “intends” and similar words or phrases. In particular, the statements included in this press release concerning Great Western Bancorp, Inc.’s expected performance and strategy, the outlook for its agricultural lending segment and the interest rate environment are not historical facts and are forward-looking. Accordingly, the forward-looking statements in this press release are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the sections titled “Item 1A. Risk Factors” and "Cautionary Note Regarding Forward-Looking Statements" in Great Western Bancorp, Inc.’s Annual Report on Form 10-K for the most recently ended fiscal year, and in other periodic filings with the Securities and Exchange Commission. Further, any forward-looking statement speaks only as of the date on which it is made, and Great Western Bancorp, Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Consolidated Financial Data (Unaudited)

	At or for the nine months ended:		At or for the three months ended:
	June 30, 2019	June 30, 2018	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
	(dollars in thousands, except share and per share amounts)
Operating Data:
Interest income (FTE)	$408,503	$361,514	$139,623	$135,328	$133,551	$126,921	$126,146
Interest expense	90,148	50,756	32,570	30,411	27,167	23,244	19,745
Noninterest income	45,709	54,355	10,766	18,223	16,720	19,255	18,939
Noninterest expense	169,686	171,875	56,000	56,580	57,106	59,550	57,863
Provision for loan and lease losses	38,965	12,972	26,077	7,673	5,215	5,015	3,515
Net income	117,080	115,636	26,783	44,511	45,786	42,281	45,874
Adjusted net income ¹	$117,080	$129,222	$26,783	$44,511	$45,786	$42,281	$45,874
Common shares outstanding	56,939,032	58,911,563	56,939,032	56,938,435	56,938,435	58,917,147	58,911,563
Weighted average diluted common shares outstanding	57,408,023	59,134,635	57,110,103	57,074,674	58,039,292	59,122,699	59,170,058
Earnings per common share - diluted	$2.04	$1.96	$0.47	$0.78	$0.79	$0.72	$0.78
Adjusted earnings per common share - diluted ¹	$2.04	$2.19	$0.47	$0.78	$0.79	$0.72	$0.78
Performance Ratios:
Net interest margin (FTE) ¹ ²	3.75%	3.93%	3.70%	3.75%	3.81%	3.79%	3.97%
Adjusted net interest margin (FTE) ¹ ²	3.76%	3.87%	3.71%	3.76%	3.81%	3.77%	3.94%
Return on average total assets ²	1.25%	1.32%	0.84%	1.44%	1.48%	1.40%	1.55%
Return on average common equity ²	8.5%	8.7%	5.8%	9.9%	10.0%	9.2%	10.2%
Return on average tangible common equity ¹ ²	14.5%	15.2%	9.7%	16.9%	17.1%	15.7%	17.7%
Efficiency ratio ¹	46.3%	46.7%	47.2%	45.6%	46.1%	48.1%	45.8%
Capital:
Tier 1 capital ratio	11.3%	11.8%	11.3%	11.4%	11.1%	12.0%	11.8%
Total capital ratio	12.4%	12.8%	12.4%	12.4%	12.1%	13.0%	12.8%
Tier 1 leverage ratio	10.0%	10.6%	10.0%	10.2%	10.1%	10.7%	10.6%
Common equity tier 1 ratio	10.6%	11.0%	10.6%	10.7%	10.4%	11.3%	11.0%
Tangible common equity / tangible assets ¹	9.3%	9.5%	9.3%	9.2%	9.0%	9.6%	9.5%
Book value per share - GAAP	$33.04	$30.84	$33.04	$32.53	$31.82	$31.24	$30.84
Tangible book value per share ¹	$19.94	$18.16	$19.94	$19.43	$18.72	$18.57	$18.16
Asset Quality:
Nonaccrual loans	$118,060	$127,315	$118,060	$121,616	$138,944	$143,206	$127,315
Other repossessed property	$36,393	$10,221	$36,393	$32,450	$22,224	$23,074	$10,221
Nonaccrual loans / total loans	1.19%	1.36%	1.19%	1.24%	1.42%	1.52%	1.36%
Net charge-offs (recoveries)	$26,959	$11,787	$17,534	$5,863	$3,562	$5,163	$3,966
Net charge-offs (recoveries) / average total loans ²	0.37%	0.17%	0.72%	0.25%	0.15%	0.22%	0.17%
Allowance for loan and lease losses / total loans	0.77%	0.69%	0.77%	0.70%	0.68%	0.69%	0.69%
Watch-rated loans	$220,883	$276,001	$220,883	$301,099	$321,593	$343,288	$276,001
Substandard loans	$475,999	$268,017	$475,999	$258,946	$252,521	$252,660	$268,017
[1] This is a non-GAAP financial measure management believes is helpful to interpreting our financial results. See the tables at the end of this document for the calculation of the measure and reconciliation to the most comparable GAAP measure.

[2] Annualized for all partial-year periods.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Consolidated Income Statement (Unaudited)

	At or for the nine months ended:		At or for the three months ended:
	June 30, 2019	June 30, 2018	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
	(dollars in thousands)
Interest income
Loans	$372,156	$334,196	$126,392	$123,432	$122,331	$117,095	$116,522
Investment securities	30,575	21,526	11,430	9,957	9,189	7,645	7,471
Federal funds sold and other	1,416	882	377	497	541	494	424
Total interest income	404,147	356,604	138,199	133,886	132,061	125,234	124,417
Interest expense
Deposits	79,507	40,116	28,615	27,098	23,794	19,996	16,460
FHLB advances and other borrowings	6,464	6,941	2,538	1,923	2,003	1,907	1,963
Subordinated debentures and subordinated notes payable	4,177	3,699	1,417	1,390	1,370	1,341	1,322
Total interest expense	90,148	50,756	32,570	30,411	27,167	23,244	19,745
Net interest income	313,999	305,848	105,629	103,475	104,894	101,990	104,672
Provision for loan and lease losses	38,965	12,972	26,077	7,673	5,215	5,015	3,515
Net interest income after provision for loan and lease losses	275,034	292,876	79,552	95,802	99,679	96,975	101,157
Noninterest income
Service charges and other fees	32,219	37,879	10,321	10,209	11,689	13,198	12,655
Wealth management fees	6,592	6,761	2,234	2,117	2,241	2,458	2,242
Mortgage banking income, net	3,366	4,178	1,055	991	1,320	1,664	1,352
Net (loss) gain on sale of securities	(191)	6	322	—	(513)	—	15
Net increase (decrease) in fair value of loans at fair value	49,662	(30,872)	16,429	14,018	19,216	(14,534)	(7,370)
Net realized and unrealized (loss) gain on derivatives	(50,252)	29,602	(20,904)	(11,032)	(18,317)	14,994	8,093
Other	4,313	6,801	1,309	1,920	1,084	1,475	1,952
Total noninterest income	45,709	54,355	10,766	18,223	16,720	19,255	18,939
Noninterest expense
Salaries and employee benefits	103,206	101,661	33,899	34,537	34,770	33,691	35,122
Data processing and communication	17,475	23,251	6,234	5,964	5,278	6,554	7,177
Occupancy and equipment	15,599	15,112	4,934	5,539	5,126	5,219	4,974
Professional fees	11,181	12,564	3,923	3,970	3,288	5,326	4,297
Advertising	3,299	3,441	1,145	1,216	938	1,066	1,260
Net loss on repossessed property and other related expenses	4,062	1,519	595	404	3,063	2,850	305
Other	14,864	14,327	5,270	4,950	4,643	4,844	4,728
Total noninterest expense	169,686	171,875	56,000	56,580	57,106	59,550	57,863
Income before income taxes	151,057	175,356	34,318	57,445	59,293	56,680	62,233
Provision for income taxes	33,977	59,720	7,535	12,934	13,507	14,399	16,359
Net income	$117,080	$115,636	$26,783	$44,511	$45,786	$42,281	$45,874

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Summarized Consolidated Balance Sheet (Unaudited)

	As of
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
	(dollars in thousands)
Assets
Cash and cash equivalents	$225,356	$282,638	$276,760	$298,696	$294,614
Investment securities	1,799,430	1,763,305	1,531,916	1,385,650	1,372,711
Total loans	9,886,971	9,770,911	9,767,476	9,415,924	9,379,819
Allowance for loan and lease losses	(76,546)	(68,003)	(66,193)	(64,540)	(64,688)
Loans, net	9,810,425	9,702,908	9,701,283	9,351,384	9,315,131
Goodwill	739,023	739,023	739,023	739,023	739,023
Other assets	380,662	342,288	324,659	342,055	287,569
Total assets	$12,954,896	$12,830,162	$12,573,641	$12,116,808	$12,009,048
Liabilities and stockholders' equity
Noninterest-bearing deposits	$1,936,986	$1,824,507	$1,879,883	$1,842,704	$1,793,293
Interest-bearing deposits	8,298,958	8,643,876	8,233,364	7,890,795	7,792,025
Total deposits	10,235,944	10,468,383	10,113,247	9,733,499	9,585,318
Securities sold under agreements to repurchase	56,925	62,537	56,649	90,907	105,478
FHLB advances and other borrowings	605,000	275,000	410,000	275,000	335,000
Other liabilities	175,899	171,848	181,737	176,851	166,511
Total liabilities	11,073,768	10,977,768	10,761,633	10,276,257	10,192,307
Stockholders' equity	1,881,128	1,852,394	1,812,008	1,840,551	1,816,741
Total liabilities and stockholders' equity	$12,954,896	$12,830,162	$12,573,641	$12,116,808	$12,009,048

GREAT WESTERN BANCORP, INC.
Loan Portfolio Summary (Unaudited)

	As of				Fiscal year-to-date:
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	Change ($)	Change (%)
	(dollars in thousands)
Construction and development	$626,671	$607,757	$579,941	$637,693	$(11,022)	(1.7)%
Owner-occupied CRE	1,375,235	1,366,844	1,359,979	1,334,480	40,755	3.1%
Non-owner-occupied CRE	2,784,030	2,681,686	2,577,158	2,347,237	436,793	18.6%
Multifamily residential real estate	413,806	393,505	393,223	309,920	103,886	33.5%
Commercial real estate	5,199,742	5,049,792	4,910,301	4,629,330	570,412	12.3%
Agriculture	2,049,395	2,121,872	2,234,735	2,182,688	(133,293)	(6.1)%
Commercial non-real estate	1,747,501	1,721,095	1,713,760	1,699,987	47,514	2.8%
Residential real estate	816,751	815,212	845,262	837,569	(20,818)	(2.5)%
Consumer	53,277	44,504	47,704	49,689	3,588	7.2%
Other ¹	48,406	46,163	44,130	46,487	1,919	4.1%
Total unpaid principal balance	9,915,072	9,798,638	9,795,892	9,445,750	469,322	5.0%
Less: Unamortized discount on acquired loans and unearned net deferred fees and costs and loans in process	(28,101)	(27,727)	(28,416)	(29,826)	1,725	(5.8)%
Total loans	$9,886,971	$9,770,911	$9,767,476	$9,415,924	$471,047	5.0%
[1] Other loans primarily include consumer and commercial credit cards, customer deposit account overdrafts, and lease receivables.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Net Interest Margin (FTE) (Unaudited)

	Three Months Ended
	June 30, 2019			March 31, 2019			June 30, 2018
	Average Balance	Interest (FTE)	Yield / Cost ¹	Average Balance	Interest (FTE)	Yield / Cost ¹	Average Balance	Interest (FTE)	Yield / Cost ¹
	(dollars in thousands)
Assets
Interest-bearing bank deposits	$51,640	$377	2.93%	$63,546	$497	3.17%	$90,868	$424	1.87%
Investment securities	1,807,747	11,430	2.54%	1,603,038	9,957	2.52%	1,357,808	7,471	2.21%
Non-ASC 310-30 loans, net ²	9,699,433	125,522	5.19%	9,615,096	122,970	5.19%	9,220,931	114,489	4.98%
ASC 310-30 loans, net	58,701	2,294	15.67%	63,879	1,904	12.09%	78,471	3,762	19.23%
Loans, net	9,758,134	127,816	5.25%	9,678,975	124,874	5.23%	9,299,402	118,251	5.10%
Total interest-earning assets	11,617,521	139,623	4.82%	11,345,559	135,328	4.84%	10,748,078	126,146	4.71%
Noninterest-earning assets	1,213,087			1,186,286			1,152,724
Total assets	$12,830,608	$139,623	4.36%	$12,531,845	$135,328	4.38%	$11,900,802	$126,146	4.25%
Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$1,875,649			$1,800,307			$1,793,784
Interest-bearing deposits	6,391,396	$18,493	1.16%	6,363,730	$17,865	1.14%	6,101,679	$11,705	0.77%
Time deposits	2,091,603	10,122	1.94%	2,039,208	9,233	1.84%	1,578,253	4,755	1.21%
Total deposits	10,358,648	28,615	1.11%	10,203,245	27,098	1.08%	9,473,716	16,460	0.70%
Securities sold under agreements to repurchase	60,551	41	0.27%	63,237	43	0.28%	99,897	80	0.32%
FHLB advances and other borrowings	361,736	2,497	2.77%	264,347	1,880	2.88%	357,102	1,883	2.11%
Subordinated debentures and subordinated notes payable	108,584	1,417	5.23%	108,522	1,390	5.19%	108,398	1,322	4.89%
Total borrowings	530,871	3,955	2.99%	436,106	3,313	3.08%	565,397	3,285	2.33%
Total interest-bearing liabilities	10,889,519	$32,570	1.20%	10,639,351	$30,411	1.16%	10,039,113	$19,745	0.79%
Noninterest-bearing liabilities	76,957			69,554			65,623
Stockholders' equity	1,864,132			1,822,940			1,796,066
Total liabilities and stockholders' equity	$12,830,608			$12,531,845			$11,900,802
Net interest spread			3.16%			3.22%			3.46%
Net interest income and net interest margin (FTE)		$107,053	3.70%		$104,917	3.75%		$106,401	3.97%
Less: Tax equivalent adjustment		1,424			1,442			1,729
Net interest income and net interest margin - ties to Statements of Comprehensive Income		$105,629	3.65%		$103,475	3.70%		$104,672	3.91%
[1] Annualized for all partial-year periods.
[2] Interest income includes $0.3 million and $0.9 million for the third quarter of fiscal years 2019 and 2018, respectively, resulting from accretion of purchase accounting discount associated with acquired loans.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Net Interest Margin (FTE) (Unaudited)

	Nine Months Ended
	June 30, 2019			June 30, 2018
	Average Balance	Interest (FTE)	Yield / Cost ¹	Average Balance	Interest (FTE)	Yield / Cost ¹
	(dollars in thousands)
Assets
Interest-bearing bank deposits	$68,989	$1,416	2.74%	$71,915	$882	1.64%
Investment securities	1,634,023	30,575	2.50%	1,379,713	21,526	2.09%
Non-ASC 310-30 loans, net ²	9,583,477	370,343	5.17%	9,042,253	329,416	4.87%
ASC 310-30 loans, net	63,471	6,169	12.99%	83,539	9,690	15.51%
Loans, net	9,646,948	376,512	5.22%	9,125,792	339,106	4.97%
Total interest-earning assets	11,349,960	408,503	4.81%	10,577,420	361,514	4.57%
Noninterest-earning assets	1,195,398			1,161,618
Total assets	$12,545,358	$408,503	4.35%	$11,739,038	$361,514	4.12%
Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$1,846,467			$1,808,110
Interest-bearing deposits	6,301,910	$52,094	1.11%	5,972,877	$29,486	0.66%
Time deposits	2,022,702	27,413	1.81%	1,386,921	10,630	1.02%
Total deposits	10,171,079	79,507	1.05%	9,167,908	40,116	0.59%
Securities sold under agreements to repurchase	67,879	140	0.28%	110,959	259	0.31%
FHLB advances and other borrowings	289,526	6,324	2.92%	509,822	6,682	1.75%
Subordinated debentures and subordinated notes payable	108,530	4,177	5.15%	108,357	3,699	4.56%
Total borrowings	465,935	10,641	3.05%	729,138	10,640	1.95%
Total interest-bearing liabilities	10,637,014	$90,148	1.13%	9,897,046	$50,756	0.69%
Noninterest-bearing liabilities	73,636			66,225
Stockholders' equity	1,834,708			1,775,767
Total liabilities and stockholders' equity	$12,545,358			$11,739,038
Net interest spread			3.22%			3.43%
Net interest income and net interest margin (FTE) ¹		$318,355	3.75%		$310,758	3.93%
Less: Tax equivalent adjustment		4,356			4,910
Net interest income and net interest margin - ties to Statements of Comprehensive Income		$313,999	3.70%		$305,848	3.87%
[1] Annualized for all partial-year periods.
[2] Interest income includes $1.0 million and $2.1 million for the first nine months of fiscal years 2019 and 2018, respectively, resulting from accretion of purchase accounting discount associated with acquired loans.

Non-GAAP Financial Measures and Reconciliation
We rely on certain non-GAAP financial measures in making financial and operational decisions about our business. We believe that each of the non-GAAP financial measures presented is helpful in highlighting trends in our business, financial condition and results of operations which might not otherwise be apparent when relying solely on our financial results calculated in accordance with U.S. GAAP. We disclose net interest income and related ratios and analysis on a taxable-equivalent basis, which may also be considered non-GAAP financial measures. We believe this presentation to be the preferred industry measurement of net interest income as it provides a relevant comparison of net interest income arising from taxable and tax-exempt sources. In addition, certain performance measures, including the efficiency ratio and net interest margin utilize net interest income on a taxable-equivalent basis.
In particular, we evaluate our profitability and performance based on our adjusted net income, adjusted earnings per common share, tangible net income and return on average tangible common equity. Our adjusted net income and adjusted earnings per common share exclude the after-tax effect of items with a significant impact to net income that we do not believe to be recurring in nature, (e.g., one-time acquisition expenses as well as the effect of revaluation of deferred taxes). Our tangible net income and return on average tangible common equity exclude the effects of amortization expense relating to intangible assets and related tax effects from the acquisition of us by National Australia Bank Limited ("NAB") and our acquisitions of other institutions. We believe these measures help highlight trends associated with our financial condition and results of operations by providing net income and return information excluding significant nonrecurring items (for adjusted net income and adjusted earnings per common share) and based on our cash payments and receipts during the applicable period (for tangible net income and return on average tangible common equity).

Exhibit 99.1

We also evaluate our profitability and performance based on our adjusted net interest income, adjusted net interest margin, adjusted interest income on non-ASC 310-30 loans and adjusted yield on non-ASC 310-30 loans. We adjust each of these four measures to include the current realized gain (loss) of derivatives we use to manage interest rate risk on certain of our loans, which we believe economically offsets the interest income earned on the loans. Similarly, we evaluate our operational efficiency based on our efficiency ratio, which excludes the effect of amortization of core deposit and other intangibles (a non-cash expense item) and includes the tax benefit associated with our tax-advantaged loans.
We evaluate our financial condition based on the ratio of our tangible common equity to our tangible assets and the ratio of our tangible common equity to common shares outstanding. Our calculation of this ratio excludes the effect of our goodwill and other intangible assets. We believe this measure is helpful in highlighting the common equity component of our capital and because of its focus by federal bank regulators when reviewing the health and strength of financial institutions in recent years and when considering regulatory approvals for certain actions, including capital actions. We also believe the ratio of our tangible common equity to common shares outstanding is helpful in understanding our stockholders’ relative ownership position as we undertake various actions to issue and retire common shares outstanding.
Reconciliations for each of these non-GAAP financial measures to the closest GAAP financial measures are included in the tables below. Each of the non-GAAP financial measures presented should be considered in context with our GAAP financial results included in this release.

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)

	At or for the nine months ended:		At or for the three months ended:
	June 30, 2019	June 30, 2018	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
	(dollars in thousands except share and per share amounts)
Adjusted net income and adjusted earnings per common share:
Net income - GAAP	$117,080	$115,636	$26,783	$44,511	$45,786	$42,281	$45,874
Add: Deferred taxes revaluation due to Tax Reform Act	—	13,586	—	—	—	—	—
Adjusted net income	$117,080	$129,222	$26,783	$44,511	$45,786	$42,281	$45,874

Weighted average diluted common shares outstanding	57,408,023	59,134,635	57,110,103	57,074,674	58,039,292	59,122,699	59,170,058
Earnings per common share - diluted	$2.04	$1.96	$0.47	$0.78	$0.79	$0.72	$0.78
Adjusted earnings per common share - diluted	$2.04	$2.19	$0.47	$0.78	$0.79	$0.72	$0.78

Tangible net income and return on average tangible common equity:
Net income - GAAP	$117,080	$115,636	$26,783	$44,511	$45,786	$42,281	$45,874
Add: Amortization of intangible assets, net of tax	1,022	1,117	335	343	344	343	366
Tangible net income	$118,102	$116,753	$27,118	$44,854	$46,130	$42,624	$46,240

Average common equity	$1,834,708	$1,775,767	$1,864,132	$1,822,940	$1,817,052	$1,825,312	$1,796,066
Less: Average goodwill and other intangible assets	746,110	747,718	745,718	746,107	746,503	746,900	747,294
Average tangible common equity	$1,088,598	$1,028,049	$1,118,414	$1,076,833	$1,070,549	$1,078,412	$1,048,772

Return on average common equity *	8.5%	8.7%	5.8%	9.9%	10.0%	9.2%	10.2%
Return on average tangible common equity **	14.5%	15.2%	9.7%	16.9%	17.1%	15.7%	17.7%
* Calculated as net income - GAAP divided by average common equity. Annualized for partial-year periods.
** Calculated as tangible net income divided by average tangible common equity. Annualized for partial-year periods.

Adjusted net interest income and adjusted net interest margin (fully-tax equivalent basis):
Net interest income - GAAP	$313,999	$305,848	$105,629	$103,475	$104,894	$101,990	$104,672
Add: Tax equivalent adjustment	4,356	4,910	1,424	1,442	1,490	1,687	1,729
Net interest income (FTE)	318,355	310,758	107,053	104,917	106,384	103,677	106,401
Add: Current realized derivative gain (loss)	746	(4,946)	321	405	21	(419)	(830)
Adjusted net interest income (FTE)	$319,101	$305,812	$107,374	$105,322	$106,405	$103,258	$105,571

Average interest-earning assets	$11,349,960	$10,577,420	$11,617,521	$11,345,559	$11,086,800	$10,857,168	$10,748,078
Net interest margin (FTE) *	3.75%	3.93%	3.70%	3.75%	3.81%	3.79%	3.97%
Adjusted net interest margin (FTE) **	3.76%	3.87%	3.71%	3.76%	3.81%	3.77%	3.94%
* Calculated as net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.
** Calculated as adjusted net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)

	At or for the nine months ended:		At or for the three months ended:
	June 30, 2019	June 30, 2018	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
	(dollars in thousands except share and per share amounts)
Adjusted interest income and adjusted yield (fully-tax equivalent basis), on non-ASC 310-30 loans:
Interest income - GAAP	$365,987	$324,506	$124,098	$121,528	$120,361	$115,284	$112,760
Add: Tax equivalent adjustment	4,356	4,910	1,424	1,442	1,490	1,687	1,729
Interest income (FTE)	370,343	329,416	125,522	122,970	121,851	116,971	114,489
Add: Current realized derivative gain (loss)	746	(4,946)	321	405	21	(419)	(830)
Adjusted interest income (FTE)	$371,089	$324,470	$125,843	$123,375	$121,872	$116,552	$113,659

Average non-ASC 310-30 loans	$9,583,477	$9,042,253	$9,699,433	$9,615,096	$9,435,901	$9,299,318	$9,220,931
Yield (FTE) *	5.17%	4.87%	5.19%	5.19%	5.12%	4.99%	4.98%
Adjusted yield (FTE) **	5.18%	4.80%	5.20%	5.20%	5.12%	4.97%	4.94%
* Calculated as interest income (FTE) divided by average loans. Annualized for partial-year periods.
** Calculated as adjusted interest income (FTE) divided by average loans. Annualized for partial-year periods.

Efficiency ratio:
Total revenue - GAAP	$359,708	$360,203	$116,395	$121,698	$121,614	$121,245	$123,611
Add: Tax equivalent adjustment	4,356	4,910	1,424	1,442	1,490	1,687	1,729
Total revenue (FTE)	$364,064	$365,113	$117,819	$123,140	$123,104	$122,932	$125,340

Noninterest expense	$169,686	$171,875	$56,000	$56,580	$57,106	$59,550	$57,863
Less: Amortization of intangible assets	1,173	1,268	385	394	394	394	416
Tangible noninterest expense	$168,513	$170,607	$55,615	$56,186	$56,712	$59,156	$57,447

Efficiency ratio *	46.3%	46.7%	47.2%	45.6%	46.1%	48.1%	45.8%
* Calculated as the ratio of tangible noninterest expense to total revenue (FTE).

Tangible common equity and tangible common equity to tangible assets:
Total stockholders' equity	$1,881,128	$1,816,741	$1,881,128	$1,852,394	$1,812,008	$1,840,551	$1,816,741
Less: Goodwill and other intangible assets	745,563	747,129	745,563	745,947	746,341	746,735	747,129
Tangible common equity	$1,135,565	$1,069,612	$1,135,565	$1,106,447	$1,065,667	$1,093,816	$1,069,612

Total assets	$12,954,896	$12,009,048	$12,954,896	$12,830,162	$12,573,641	$12,116,808	$12,009,048
Less: Goodwill and other intangible assets	745,563	747,129	745,563	745,947	746,341	746,735	747,129
Tangible assets	$12,209,333	$11,261,919	$12,209,333	$12,084,215	$11,827,300	$11,370,073	$11,261,919

Tangible common equity to tangible assets	9.3%	9.5%	9.3%	9.2%	9.0%	9.6%	9.5%

Tangible book value per share:
Total stockholders' equity	$1,881,128	$1,816,741	$1,881,128	$1,852,394	$1,812,008	$1,840,551	$1,816,741
Less: Goodwill and other intangible assets	745,563	747,129	745,563	745,947	746,341	746,735	747,129
Tangible common equity	$1,135,565	$1,069,612	$1,135,565	$1,106,447	$1,065,667	$1,093,816	$1,069,612

Common shares outstanding	56,939,032	58,911,563	56,939,032	56,938,435	56,938,435	58,917,147	58,911,563
Book value per share - GAAP	$33.04	$30.84	$33.04	$32.53	$31.82	$31.24	$30.84
Tangible book value per share	$19.94	$18.16	$19.94	$19.43	$18.72	$18.57	$18.16

GREAT WESTERN BANCORP, INC.
Investor Relations Contact:
Peter Chapman, 605-373-3198
peter.chapman@greatwesternbank.com